Exhibit 99.1

SciQuest Agrees to be Acquired by Trinity Ventures

in a Transaction Valued at $25.25 Million

The company will continue to operate as SciQuest, with employees and operations headquartered in Research Triangle Park, North Carolina.

RESEARCH TRIANGLE PARK, N.C., April 12, 2004 — SciQuest, Inc. (NASDAQ: SQST) today announced that it has entered into a definitive acquisition agreement to be acquired by Trinity Ventures. Under the terms of the agreement, Trinity Ventures will acquire SciQuest in a transaction valued at $25,250,000 by means of a cash merger. The amount of cash per share of outstanding share of SciQuest common stock is currently estimated to be approximately $6.25, assuming the acquisition closes on or about July 31, 2004. This would represent a premium in excess of 50% over the closing price on April 8, 2004 of $4.03 per share. The actual per share cash consideration that will be received by SciQuest stockholders will be equal to $25,250,000 divided by the number of all issued and outstanding shares of common stock as of the closing of the acquisition plus the number of shares of common stock subject to in-the-money stock options that are vested as of the closing of the acquisition.

The acquisition will result in SciQuest becoming wholly-owned by Trinity Ventures with each SciQuest stockholder as of the date the acquisition is consummated having the right to receive the per share cash consideration at the closing of the acquisition as described above. Following consummation of the acquisition, SciQuest will no longer be a public company and will no longer be listed on the NASDAQ National Market.

The acquisition will allow SciQuest, as a privately held company, to focus its attention on expanding its reach in the supplier relationship management market. “We have experienced significant momentum over the past year and we are extremely proud of what we have accomplished,” said Stephen J. Wiehe, president and CEO at SciQuest. “However, with the increasing demands on public companies in today’s business climate, this acquisition enables us to become a private company, which is the most effective way to continue that growth and to focus on delivering the most value to our customers. We are excited to join Trinity Ventures and to take advantage of the resources that they can bring to our organization.”

SciQuest’s Board of Directors formed a Special Committee, comprised entirely of independent directors, in connection with the evaluation of the acquisition proposal. The Special Committee negotiated the acquisition proposal and approved the acquisition agreement and the transactions contemplated thereby, including the merger, and recommended approval of the acquisition agreement to the full Board of Directors. TripleTree, LLC served as financial advisor to the Special Committee and the Board of Directors and provided its opinion that the consideration to be received in the acquisition is fair, from a financial point of view, to the SciQuest stockholders. Upon the recommendation of the Special Committee and receipt of the fairness opinion from TripleTree, LLC, the Board of Directors of SciQuest approved the acquisition agreement and the transactions contemplated thereby, including the acquisition of SciQuest by Trinity by means of the cash merger.

The closing of the acquisition is subject to a number of conditions, including clearance by the Securities and Exchange Commission of the form of proxy statement to be sent to SciQuest’s stockholders for their approval of the merger and obtaining the approval of the merger by the holders of at least a majority of the issued and outstanding shares of SciQuest common stock. The acquisition agreement also contains customary conditions, fiduciary change of recommendation rights, and break-up fees.

The announcement of the acquisition agreement described above is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. The Company intends to file and deliver all forms, proxy statements, notices and documents required under federal and state law with respect to the acquisition. The Company intends to file preliminary proxy materials with the SEC for the special meeting of the stockholders to vote on the proposed transaction. Upon completion of the SEC’s review of the preliminary proxy materials, the Company will call a special meeting of its stockholders to vote on the merger and will file with the SEC and mail to the Company’s stockholders definitive proxy materials. The definitive proxy materials will contain important information regarding the acquisition, including, among other things, the recommendation of the Company’s Board of Directors and the Special Committee in respect of the merger.

SciQuest’s stockholders are advised to read the definitive proxy materials when made available, including the proxy statement and the acquisition agreement, before making any decisions regarding the acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by SciQuest with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of SciQuest may obtain free copies of the documents filed with the SEC through SciQuest’s Investor Relations Web site at www.sciquest.com. You may also read and copy any reports, statements and other information filed by SciQuest at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

SciQuest will host a conference call to discuss the acquisition at 4:00 p.m. Eastern Daylight Time on Monday, April 12, 2004. The dial in number for the call is (877) 282-0743. The call will be available for replay for 30 days by calling (866) 219-1444. The replay password is 440350.

About Trinity Ventures

Founded in 1986, Trinity Ventures is a value-added investor that provides capital, networks and resources to software, services, communications and networked systems companies. With more than $1 billion under management, Trinity Ventures has a proven track record of working in close collaboration with entrepreneurs to build leading companies, such as Extreme Networks, Network Alchemy, Crescendo Communications, Forte Software, Illustra and Starbucks. For more information on Trinity Ventures, please visit www.trinityventures.com.

About SciQuest

SciQuest’s on-demand solutions integrate organizations with their suppliers to enable comprehensive spend management for the life sciences and higher education markets.

SciQuest’s complete suite of modular applications helps to automate the source-to-settle process. When used with the SciQuest Supplier Network, these solutions reduce redundant tasks and maintain data integrity throughout the cycle of finding, acquiring and managing goods to increase efficiency, reduce cost and provide total spend visibility.

Many of the world’s leading pharmaceutical, biotechnology, chemical and academic organizations rely on SciQuest solutions such as Biogen Idec, GlaxoSmithKline, Pfizer, Roche, Schering-Plough, Arizona State University, Indiana University, University of Michigan and University of Pennsylvania. SciQuest is headquartered in Research Triangle Park, NC. For more information about SciQuest, please visit www.sciquest.com or call +1-919-659-2100.

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including all statements regarding the cash consideration to be received by SciQuest’s stockholders, the ultimate consummation of the acquisition, the potential effects of the acquisition and SciQuest’s potential for success. For such statements, the Company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause outcomes to differ materially from those presented herein. Factors that may cause outcomes to differ from those contained in the forward-looking statements include: the failure of SciQuest’s stockholders to approve the merger or the failure of any party to the acquisition Agreement to satisfy a condition for the closing of the merger, and the number of shares of common stock issued and outstanding and the number of shares of common stock subject to in-the-money options that are vested at the time of the closing of the acquisition. Additional factors that could cause outcomes to differ from those contained in the forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2003, filed with the Securities and Exchange Commission, under the caption “Factors That May Affect Future Results”, and include the risk that forecasting future performance may be difficult, that the Company may not experience revenue growth or control expenses, that the Company is investing in new products and services with no guarantee of success, that the Company’s business will suffer if it does not successfully market the SciQuest brand, that the Company’s revenue growth may be adversely affected by spending reductions in the life sciences and higher education markets, and that the Company may not achieve profitability.

SciQuest and SelectSite are registered trademarks of SciQuest, Inc. and HigherMarkets are trademarks of SciQuest, Inc.

Contacts:
Media Relations:	Investor Relations:

Kristi Lee	Suzanne Miglucci
SciQuest Media Relations	SciQuest Investor Relations
919-659-2406	919-659-2148
klee@sciquest.com	smiglucci@sciquest.com

Shawn Ramsey-Kroboth

SRK Communications

919-621-0737

shawn@srkcommunications.com

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